UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2007

ESS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	0-26660	94-2928582
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

48401 FREMONT BOULEVARD
FREMONT, CA	94538
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (510) 492-1088
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On November 26, 2007, which was the final day of a 30-day due diligence period, ESS Technology, Inc. (“ESS” or the “Company”) received notice from TC Fund Property Acquisitions, Inc. (“TC Fund”) that TC Fund had terminated the Agreement of Purchase and Sale (the “Agreement”) previously entered into by and between ESS and TC Fund on October 26, 2007. Pursuant to the terms of the Agreement, ESS had agreed to sell, subject to certain conditions, its real property assets located at 48401 Fremont Boulevard, 48461 Fremont Boulevard and 48481 Fremont Boulevard in Fremont, California and TC Fund had agreed to purchase such real property for an aggregate amount of $26,300,000, subject to certain conditions including a 30-day due diligence period. The reason given for the termination by TC Fund was the continued uncertainty in the real estate market. At the same time TC Fund terminated the Agreement, TC Fund invited a re-negotiation of the deal. The Company currently remains in negotiations with TC Fund and is pursuing other alternatives for the real property as well in light of the fact that its prior Agreement with TC Fund has been terminated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2007	ESS TECHNOLOGY, INC.
	By:	/s/ Robert L. Blair
Robert L. Blair
President and Chief Executive Officer